Exhibit 10.2

WARRANT TO PURCHASE COMMON STOCK

OF BIO-KEY INTERNATIONAL, INC.

WARRANT NO.: 2013- [_____]

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES REPRESENTED HEREBY HAVE BEEN TAKEN BY THE REGISTERED OWNER FOR INVESTMENT, AND WITHOUT A VIEW TO RESALE OR DISTRIBUTION THEREOF, AND MAY NOT BE SOLD, TRANSFERRED OR DISPOSED OF WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER OR DISPOSITION DOES NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED, THE RULES AND REGULATIONS THEREUNDER OR OTHER APPLICABLE SECURITIES LAWS.

This WARRANT (“Warrant”) is to verify that, FOR VALUE RECEIVED, [_____________________________] (“Holder”) is entitled to purchase, subject to the terms and conditions hereof, from Bio-key International, Inc., a Delaware corporation (the “Company”), [_____________] shares of common stock, $.0001 par value per share, of the Company (the “Common Stock”), at any time during the period commencing at 9:00 a.m., prevailing Eastern Time on the date hereof (the “Commencement Date”) and subject to Section 6 hereof, ending at 5:00 p.m. prevailing Eastern Time on [_____________], 2016 (the “Termination Date”), at an exercise price (the “Exercise Price”) of $0.25 per share of Common Stock. The number of shares of Common Stock purchasable upon exercise of this Warrant and the Exercise Price per share shall be subject to adjustment from time to time upon the occurrence of certain events as set forth below.

The shares of Common Stock or any other shares or other units of stock or other securities or property, or any combination thereof, then receivable upon exercise of this Warrant, as adjusted from time to time, are sometimes referred to hereinafter as “Exercise Shares.” The exercise price per share as from time to time in effect is referred to hereinafter as the “Exercise Price.”

1.           Exercise of Warrant; Issuance of Exercise Shares.

(a)     Exercise of Warrant. Subject to the terms hereof[, including Section 1(g) hereof], the purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, at any time, or from time to time, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) accompanied by payment of the Exercise Price in full in cash or by bank or certified check for the Exercise Shares with respect to which this Warrant is exercised and a completed and duly executed Notice of Exercise form attached hereto as Appendix A.

In the event that this Warrant shall be duly exercised in part prior to the Termination Date, the Company shall issue a new Warrant or Warrants of like tenor evidencing the rights of the Holder thereof to purchase the balance of the Exercise Shares purchasable under the Warrant so surrendered that shall not have been purchased.

(b)     Cashless Exercise. Notwithstanding any provisions herein to the contrary, if at any time following the nine (9) month anniversary of the Commencement Date if there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the Exercise Shares by the Holder, then this Warrant may also be exercised, in whole or in part, by means of a “cashless exercise” in which event the Company shall issue to the Holder the number of Exercise Shares determined as follows:

X = Y[(A-B)/A]; where:

X = the number of Exercise Shares to be issued to the Holder;

Y = the total number of Exercise Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise;

A = the VWAP of the shares of Common Stock for the five trading days ending on the date immediately preceding the date this Warrant is exercised, where“VWAP” means the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the three highest closing bid prices and the three lowest closing ask prices of all of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 15. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period; and

B = the Exercise Price then in effect for the applicable Exercise Shares at the time of such exercise.

(c)     Issuance of Exercise Shares. The Company shall promptly, but in no event later than three (3) trading days after the exercise of this Warrant, issue in the name of and cause to be delivered to the Holder one or more certificates representing the Exercise Shares to which the Holder shall be entitled upon such exercise under the terms hereof. Such certificate or certificates shall be deemed to have been issued and the Holder shall be deemed to have become the record holder of the Exercise Shares as of the date of the due exercise of this Warrant. If the Exercise Shares are then registered for resale under a registration statement that has been declared effective by the Securities and Exchange Commission (the “SEC”) or such Exercise Shares would otherwise be issued free of all restrictive legends, the Company shall, upon the written request of the Holder, use its best efforts to deliver, or cause to be delivered, Exercise Shares hereunder electronically through The Depository Trust Company or another established clearing corporation performing similar functions, if available; provided, that, the Company may, but will not be required to, change its transfer agent if its current transfer agent cannot deliver Exercise Shares electronically through such a clearing corporation.

(d)     Exercise Shares Fully Paid and Non-assessable. The Company agrees and covenants that all Exercise Shares issuable upon the due exercise of the Warrant represented by this Warrant certificate (“Warrant Certificate”) will, upon issuance and payment therefor in accordance with the terms hereof, be duly authorized, validly issued, fully paid and non-assessable and free and clear of all taxes (other than taxes which, pursuant to Section 2 hereof, the Company shall not be obligated to pay) or liens, charges, and security interests created by the Company with respect to the issuance thereof.

(e)     Reservation of Exercise Shares. The Company covenants that during the term that this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Exercise Shares upon the exercise of this Warrant.

(f)     Fractional Shares. The Company shall not be required to issue fractional shares of capital stock upon the exercise of this Warrant or to deliver Warrant Certificates that evidence fractional shares of capital stock. In the event that any fraction of an Exercise Share would, except for the provisions of this subsection (e), be issuable upon the exercise of this Warrant, the Company shall pay to the Holder exercising the Warrant an amount in cash equal to such fraction multiplied by the Current Market Value of the Exercise Share on the last business day prior to the date on which this Warrant is exercised. For purposes of this Warrant, the “Current Market Value” for any day shall be determined as follows:

(i)      if the Exercise Shares are traded in the over-the-counter market and not on any national securities exchange, the average of the mean between the last bid and asked prices per share, as reported by Bloomberg, L.P., or an equivalent generally accepted reporting service, or if not so reported, the average of the closing bid and asked prices for an Exercise Share as furnished to the Company by any member of the Financial Industry Regulatory Authority, selected by the Company for that purpose; or

(ii)     if the Exercise Shares are listed or traded on a national securities exchange, the closing price on the principal national securities exchange on which they are so listed or traded, on the last business day prior to the date of the exercise of this Warrant. The closing price referred to in this clause (ii) shall be the last reported sales price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the national securities exchange on which the Exercise Shares are then listed; or

(iii)     if the Exercise Shares are not traded in the over-the-counter market or on any national securities exchange or no such closing price or closing bid and asked prices are available, as determined in any reasonable manner as may be prescribed in good faith by the Board of Directors of the Company.

[(g)     Exercise Limitations. The Company shall not effect any exercise of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 1(a) or 1(b) or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s affiliates, and any other person or entity acting as a group together with the Holder or any of the Holder’s affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (a) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its affiliates and (b) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this subsection (g), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this subsection (g) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which a portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this subsection (g), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Beneficial Ownership Limitation provisions of this subsection (g) may be waived by the Holder, at the election of the Holder, upon not less than 61 days’ prior notice to the Company to change the Beneficial Ownership Limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant, and the provisions of this subsection (g) shall continue to apply. Upon such a change by the Holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation may not be further waived by the Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this subsection (g) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 6(b) of this Warrant. ]

2.           Payment of Taxes.

(a)     Taxes. The Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Exercise Shares in a name other than that of the Holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. Except as specifically provided in this Section 2, Holder shall be responsible for the payment of all other taxes incurred in connection with the receipt, transfer or sale of the Warrant or the Exercise Shares.

(b)     Withholding. The Holder shall pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state, local and/or payroll taxes of any kind required by law to be withheld with respect to the grant of this Warrant or the issuance of the Exercise Shares. The Company may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to the Holder whether or not pursuant to this Warrant. The Holder may elect, with the consent of the Company, to have such tax withholding obligation satisfied, in whole or in part, by: (i) authorizing the Company to withhold from the Exercise Shares a number of shares of Common Stock having an aggregate Current Market Value that would satisfy the minimum withholding amount due, or (ii) delivering to the Company a number of shares of Common Stock of which the Holder is the record and beneficial owner and that have been held by the Holder for at least six (6) months with an aggregate Current Market Value that would satisfy the minimum withholding amount due. The Company may require that any fractional share amount be settled in cash. For the purposes of this Section 2, Current Market Value shall be determined as of the date on which the amount of tax to be withheld is determined.

3.           Mutilated or Missing Warrant Certificates. In case any Warrant shall be mutilated, lost, stolen or destroyed, the Company shall, in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the Warrant lost, stolen or destroyed, a new Warrant or Warrants of like tenor and in the same aggregate denomination, but only (i) in the case of loss, theft or destruction, upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant and indemnity (which shall not include a surety bond), if requested, also reasonably satisfactory to them and (ii) in the case of mutilation, upon surrender of the mutilated Warrant. Applicants for such substitute Warrants shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or its counsel may prescribe.

4.           Rights of Holder. The Holder shall not, by virtue of anything contained in this Warrant or otherwise, be entitled to any right whatsoever, either in law or equity, of a stockholder of the Company, including without limitation, the right to receive dividends or to vote or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or the election of directors of the Company or any other matter.

5.           Registration of Transfers and Exchanges. Except as set forth in Section 7, this Warrant shall not be transferable. This Warrant may be exchanged, at the option of the Holder thereof and without change, when surrendered to the Company at its principal office, or at the office of its transfer agent, if any, for another Warrant or other Warrants of like tenor and representing in the aggregate the right to purchase from the Company a like number and kind of Exercise Shares as the Warrant surrendered for exchange, and the Warrant so surrendered shall be canceled by the Company or transfer agent, as the case may be.

6.           Adjustment of Exercise Shares and Exercise Price; Acceleration. The Exercise Price and the number and kind of Exercise Shares purchasable upon the exercise of this Warrant and the Termination Date shall be subject to adjustment from time to time upon the happening of certain events as hereinafter provided. The Exercise Price in effect at any time, the number and kind of securities purchasable upon exercise of each Warrant and the Termination Date shall be subject to adjustment as follows:

(a)     In case of any merger or consolidation of the Company with another corporation (other than a merger or consolidation with another corporation in which the Company is the surviving corporation and which does not result in any reclassification or change -- other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination -- of outstanding Common Stock issuable upon such exercise, and which is not subject to Section (b) below), this Warrant shall, without payment of additional consideration therefor, be deemed modified so as to provide that the Holder of this Warrant, upon the exercise thereof, shall procure, in lieu of each share of Common Stock theretofore issuable upon such exercise, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation or merger by the holder of each share of Common Stock, had exercise of this Warrant occurred immediately prior to such reclassification, change, consolidation or merger. This Warrant (as adjusted) shall be deemed to provide for further adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The provisions of this clause (i) shall similarly apply to successive reclassifications, changes, consolidations and mergers.

(b)     In the event of (i) the closing of the sale, transfer or other disposition of all or substantially all of the Company’s assets in one or a series of related transactions (ii) the consummation of the merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of the capital stock of the Company or the surviving or acquiring entity) or (iii) the closing of the transfer (whether by merger, consolidation or otherwise) in one or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of the Company’s securities), of the Company’s securities if, after such transaction, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of the Company (any or all of such events referenced above being referred to hereafter as a "Fundamental Transaction"), unless provision is made in connection with such Fundamental Transaction for the assumption of this Warrant, or for the substitution of new like kind warrants, by the successor entity as a result of such Fundamental Transaction, with appropriate adjustment as to the number and kind of shares issuable upon exercise of the Warrant, and, if appropriate, the per share exercise price, so as to enable the Holder after such Fundamental Transaction to purchase the kind and amount of shares of stock and other securities and property (including cash) receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that would have been received upon exercise or exchange of this Warrant immediately prior to such Fundamental Transaction, Holder shall be given at least fifteen (15) days prior written notice of such Fundamental Transaction and shall be permitted to exercise this Warrant during this fifteen (15) day period. Upon expiration of such fifteen (15) day period, this Warrant and all of Holder's rights hereunder shall terminate.

(c)     If the Company, at any time while this Warrant, or any portion thereof, remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 6.

(d)     In case the Company shall (i) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification, shall be proportionally adjusted so that the Holder of this Warrant exercised after such date shall be entitled to receive the aggregate number and kind of shares that, if this Warrant had been exercised by such Holder immediately prior to such date, he would have owned upon such exercise and been entitled to receive upon such dividend, subdivision, combination or reclassification. For example, if the Company declares a 2 for 1 stock dividend or stock split and the Exercise Price immediately prior to such event was $0.40 per share, the adjusted Exercise Price immediately after such event would be $0.20 per share. Such adjustment shall be made successively whenever any event listed above shall occur. Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to this subsection (b), the number of Exercise Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Exercise Shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

(e)     In the event that at any time, as a result of an adjustment made pursuant to subsection (a) or (b) above, the Holder of this Warrant thereafter shall become entitled to receive any Exercise Shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in subsections (a) or (b) above.

(f)     Irrespective of any adjustments in the Exercise Price or the number or kind of Exercise Shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Warrant.

(g)      Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing Section 6, the Company shall, within thirty (30) days thereafter shall give written notice thereof, by first class mail, postage prepaid, addressed to each Holder as shown on the books of the Company, which notice shall state the adjusted Exercise Price and the increased or decreased number of Exercise Shares purchasable upon the exercise of the Warrant, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(h)     All calculations under this Section 6 shall be made to the nearest cent or to the nearest one one-hundredth (1/100th) of a share, as the case may be.

7.           Investment Intent, Exercise Restrictions and Transfer Restrictions.

(a)     Neither the Exercise Shares nor this Warrant may be offered for sale or sold, or otherwise transferred or sold in any transaction which would constitute a sale thereof within the meaning of the Securities Act of 1933, as amended (the “1933 Act”), unless (i) such security has been registered for sale under the 1933 Act and registered or qualified under applicable state securities laws relating to the offer and sale of securities, or (ii) exemptions from the registration requirements of the 1933 Act and the registration or qualification requirements of all such state securities laws are available and the Company shall have received an opinion of counsel satisfactory to the Company that the proposed sale or other disposition of such securities may be effected without registration under the 1933 Act and would not result in any violation of any applicable state securities laws relating to the registration or qualification of securities for sale, such counsel and such opinion to be satisfactory to the Company.

The Holder agrees to indemnify and hold harmless the Company against any loss, damage, claim or liability arising from the disposition of this Warrant or any Exercise Share held by such holder or any interest therein in violation of the provisions of Section 5 or 7 hereof, respectively.

(b)     The certificates evidencing any Exercise Shares issued upon the exercise of this Warrant shall have endorsed thereon (except to the extent that the restrictions described in any such legend are no longer applicable) the following legend, appropriate notations thereof will be made in the Company's stock transfer books, and stop transfer instructions reflecting these restrictions on transfer will be placed with the transfer agent of the Exercise Shares.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES REPRESENTED HEREBY HAVE BEEN TAKEN BY THE REGISTERED OWNER FOR INVESTMENT, AND WITHOUT A VIEW TO RESALE OR DISTRIBUTION THEREOF, AND MAY NOT BE SOLD, TRANSFERRED OR DISPOSED OF WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER OR DISPOSITION DOES NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED, THE RULES AND REGULATIONS THEREUNDER OR OTHER APPLICABLE SECURITIES LAWS.

8.           Indemnification. Holder and the Company each agrees to indemnify, defend and hold harmless the other and the other’s respective affiliates and agents from and against any and all demands, claims, actions or causes of action, judgments, assessments, losses, liabilities, damages or penalties and reasonable attorneys' fees and related disbursements incurred by the indemnified party that arise out of or result from a breach of any representations, warranties, covenants or agreements made by the indemnifying party herein.

9.           Registration Rights. The Holder shall be entitled to the rights and subject to the obligations set forth in that certain Registration Rights Agreement dated on or about the date hereof by and between the Company and the Holder.

10.         Notices. All notices or other communications under this Warrant shall be in writing and shall be deemed to have been given (i) on the day of delivery if delivered by hand, (ii) on the fifth day after deposit in the mail if mailed by certified mail, postage prepaid, return receipt requested, or (iii) on the next business day after mailing or delivery via facsimile if sent by a nationally recognized overnight courier such as Federal Express, addressed or delivered as follows:

If to the Company:

BIO-key International, Inc.
3349 Highway 138
Building D, Suite A
Wall, NJ 07719
Attention: Mike DePasquale, President and CEO
Fax: (732) 359-1101

with a copy to:

Fox Rothschild LLP

997 Lenox Drive, Building 3

Lawrenceville, NJ 08646

Attention: Vincent A. Vietti

Fax: (609) 896-1469

and to the Holder at the address of the Holder appearing on the books of the Company or the Company's transfer agent, if any.

Either of the Company or the Holder may from time to time change the address to which notices to it are to be mailed hereunder by notice in accordance with the provisions of this Section 10.

11.         Supplements and Amendments. This Warrant may not be amended, modified or supplemented except by an instrument or instruments in writing signed by the party against whom enforcement of any such amendment, modification or supplement is sought.

12.         Successors. This Warrant shall inure to the benefit of and be binding on the respective successors and legal representatives of the Holder and the Company.

13.         Severability. If for any reason any provision, paragraph or terms of this Warrant is held to be invalid or unenforceable, all other valid provisions herein shall remain in full force and effect and all terms, provisions and paragraphs of this Warrant shall be deemed to be severable.

14.         Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without regard to the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent that the General Corporation Law of the State of Delaware shall apply to the internal corporate governance of the Company.

15.         Arbitration. If a dispute arises as to the interpretation of this Warrant, it shall be decided in an arbitration proceeding conforming to the Rules of the American Arbitration Association applicable to commercial arbitration then in effect at the time of the dispute. The arbitration shall take place in New York, NY. The decision of the arbitrators shall be conclusively binding upon the parties and final and such decision shall be enforceable as a judgment in any court of competent jurisdiction. The parties shall share equally the costs of the arbitration.

16.         Headings. Section and subsection headings used herein are included herein for convenience of reference only and shall not affect the construction of this Warrant nor constitute a part of this Warrant for any other purpose.

IN WITNESS WHEREOF, the Company has caused these presents to be duly executed as of the ___ day of __________, 2013.

BIO-KEY INTERNATIONAL, INC. By:__________________________________ Name: Michael DePasquale Title: Chief Executive Officer